UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 18, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2025, the Board of Directors (the “Board”) of Forge Global Holdings, Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) granted annual equity awards under the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan and the Amended and Restated 2025 Forge Global Holdings, Inc. Inducement Plan to certain executive officers, including Kelly Rodriques, the Company’s Chief Executive Officer and a member of the Board, and James Nevin, the Company’s Chief Financial Officer. The Board and Compensation Committee considered the financial results and stockholder returns in making its annual award decisions, as well as its continued commitment to a pay-for-performance philosophy. As such, the performance weighting of these equity awards has significantly increased in the current year for all key executives, relative to the 2024 annual equity awards.

The Board and Compensation Committee also note the results of the Company’s recent annual stockholder meeting. The entire Board and management team take these results very seriously and have been reflecting on the voting results from the meeting. In short order, members of the Board and the management team will embark on a listening tour to better understand the views of our stockholders and potential ways to address their concerns.

2025 Annual Equity Compensation for Chief Executive Officer

With respect to Mr. Rodriques, the Board determined that for 2025, 100% of Mr. Rodriques’ equity awards should be subject to performance-based vesting, increased from 50% performance weighting in 2024. The total number of restricted stock units (“RSUs”) eligible to vest assuming achievement of 100% target performance is similar to the total number of RSUs underlying Mr. Rodriques’ 2024 annual equity awards; however, the grant date fair value of Mr. Rodriques’ 2025 equity awards is approximately 50% lower than for his 2024 annual equity awards given the Company‘s lower stock price relative to the grant date of the 2024 annual equity awards.

The terms of the 2025 equity awards granted to Mr. Rodriques are set forth below, and subject to his continued services to the Company through each applicable vesting date.

•Up to 36,800 RSUs are eligible to vest based on achievement of revenue and adjusted EBITDA performance goals for fiscal year 2025. Achievement of less than 75% of target shall result in no shares vesting and achievement of between 75% and 100% of target shall result in between 50% and 100% of target shares vesting proportionately. Achievement of greater than 100% of target (but capped at 150%) shall result in an additional payment of between $0 and $552,000 (representing 0% to 100% of grant value proportionately), which amount may be paid in cash, common stock, or a combination thereof.
•Up to 36,800 RSUs are eligible to vest based on achievement of certain stock price performance goals prior to December 31, 2026.
•Up to 18,400 RSUs are eligible to vest based on achievement of certain stock price performance goals for fiscal year 2025 compared against the Russell 2000 Index, with 100% payout of the target RSUs if the Company’s TSR performance is equal to or greater than the Russell 2000 Index (“Target Performance”). Achievement of less than 75% of Target Performance shall result in no shares vesting and achievement of between 75% and 100% of Target Performance shall result in between 50% and 100% of target shares vesting proportionately. Achievement of a Company TSR above 100% of Target Performance (but capped at 150%) shall result in an additional amount of between 0 and 18,400 RSUs vesting (representing 0% to 100% of grant value proportionately), which amount may be paid in cash, common stock, or a combination thereof.

2025 Equity Compensation for Chief Financial Officer

As previously reported in the Company’s Current Report on Form 8-K filed on January 14, 2025, the Company announced the appointment of James Nevin as the Company’s Chief Financial Officer, effective as of January 20, 2025. In connection with Mr. Nevin’s appointment, Mr. Nevin entered into an employment agreement that provided he was entitled to annual equity compensation for 2025 on terms determined by the Compensation Committee, including his offer of RSUs for 2025 of 46,665 shares (after giving effect to the Company’s 1 for 15 reverse stock split completed in April 2025) that was an inducement material to his commencement of employment with the Company.

With respect to Mr. Nevin, the Compensation Committee determined that for 2025, 65% of Mr. Nevin’s equity awards should be subject to performance-based vesting. In 2024, equity awards to the Company’s previous Chief Financial Officer included a 25% weighting toward performance-based vesting.

The terms of the 2025 equity awards granted to Mr. Nevin are set forth below, and subject to his continued services to the Company through each applicable vesting date.

•Up to 18,666 RSUs are eligible to vest over the course of thirty-six (36) months based on achievement of revenue and adjusted EBITDA performance goals for fiscal year 2025. Achievement of less than 75% of target shall result in no shares vesting and achievement of between 75% and 100% of target shall result in between 50% and 100% of target shares vesting proportionately. Achievement of greater than 100% of target (but capped at 150%), shall result in an additional payment of between $0 and $280,000 (representing 0% to 100% of grant value proportionately), which amount may be paid in cash, common stock, or a combination thereof.
•Up to 15,999 RSUs are eligible to vest over the course of thirty-six (36) months based on achievement of certain stock price goals for fiscal years 2025, 2026 and 2027 compared against the Russell 2000 Index in each such year; with 100% payout of the target RSUs if the Company’s TSR performance is equal to or greater than the Russell 2000 Index (“Target Performance”). Achievement of less than 75% of Target Performance shall result in no shares vesting and achievement of between 75% and 100% of Target Performance shall result in between 50% and 100% of target shares vesting proportionately. Achievement of a Company TSR above Target Performance over the period to the end of fiscal year 2027 (but capped at 150%) shall result in an additional amount of between 0 and 15,999 RSUs vesting (representing 0% to 100% of grant value proportionately), which amount may be paid in cash, common stock, or a combination thereof.
•18,666 RSUs are eligible to vest over the course of thirty-six months (36) months with a twelve (12) month cliff.

46,665 of such RSUs were awarded under the Company’s 2025 Amended and Restated Inducement Plan originally adopted by the Board for such awards as an inducement material to Mr. Nevin entering into his employment agreement with the Company, and an additional 6,666 RSUs were awarded under the Company’s 2022 Stock Option and Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: July 21, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer